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                         SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement


                       NORTHPORT INDUSTRIES , INC.
               (Name of Registrant as Specified in its Charter)

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[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)   Title of each class of securities to which transaction applies: N/A

2)   Aggregate number of securities to which transaction applies: N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

4)   Proposed maximum aggregate value of transaction: N/A

5)   Total fee paid:   N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:    $0

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          4)   Date Filed: N/A

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                        NORTHPORT INDUSTRIES, INC.
                         Spur 239 & Alderete Road
                           Del Rio, Texas 78841

                        Telephone No.: 830-775-0734
                        Facsimile No.: 830-775-9575

                          INFORMATION STATEMENT

               WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND A PROXY

                             TABLE OF CONTENTS

Introduction
Dissenters' Rights of Appraisal
Interest of Certain Persons in Matters to be Acted Upon
Voting Securities and Principal Holders Thereof
     Voting Securities
     Security Ownership of Principal Holders and Management
     Contractual Arrangements Regarding Changes in Control and Changes in Control Since the Beginning of the Last Fiscal Year
Preferred Stock Amendments and Prior Issuances of Preferred Stock
Vote Required for Approval
Additional Information

                                 INTRODUCTION

     This Information Statement is being furnished to stockholders of Northport Industries, Inc., a Nevada corporation ("Northport"), in connection with resolutions providing for amendments to its Articles of Incorporation to authorize the Board of Directors to set the voting powers, designations, preferences, limitations, restrictions and relative rights of any class or series of authorized preferred stock by resolution of the Board of Directors; to adopt, ratify and approve prior amendments to the Articles of Incorporation respecting the presently outstanding preferred stock; and to approve the prior issuance of the outstanding classes of preferred stock, retroactively (the "Preferred Stock Amendments and Prior Issuances").

     The Board of Directors and persons owning a majority of the outstanding voting securities of Northport have unanimously adopted, ratified and approved resolutions to effect the Preferred Stock Amendments and Prior Issuances; no other votes are required or necessary. See the captions "Voting Securities and Principal Holders Thereof" and "Vote Required for Approval," below.

     The Preferred Stock Amendments and Prior Issuances will be effective on the 21st day following the mailing of a definitive copy of this Information Statement to the Northport stockholders (the "Effective Date").


            To be mailed on or about November 22, 1999

                           DISSENTERS' RIGHTS OF APPRAISAL

     The Nevada Revised Statutes (the "Nevada Law") do not provide for dissenters' rights of appraisal in connection the Preferred Stock Amendments and Prior Issuances.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Preferred Stock Amendments and Prior Issuances, which is not shared by all other stockholders, except as indicated below.

     On July 8, 1998, Northport acquired 100% of the outstanding securities of JOH Rubber, Inc., an Ontario corporation ("JOH" and the "JOH Purchase"), in exchange for 193,767 shares of Northport's common stock, designated as "restricted securities."

     400,000 shares of Series A Non-voting Preferred Stock were also issued to the JOH stockholders on January 8, 1999.

     No director or executive officer of Northport had any interest in the JOH Purchase prior to the completion of the JOH Purchase, except Matt Baumgartner, an executive officer and director of the Northport, who owned approximately 40% of JOH at the time of the JOH Purchase.

     Matt Baumgartner and Robert Michelini, both of whom are directors and executive officers of Northport, presently respectively own 160,000 and 95,500 shares of Series A Non-Voting Preferred Stock, which is presently outstanding. The Preferred Stock Amendments and Prior Issuances will ensure that these securities have been lawfully issued and are validly outstanding shares of this class or series of preferred stock. The elimination of any question regarding the validity of these outstanding shares of preferred stock will benefit these persons in this respect, but will not otherwise affect Northport or its financial statements.

     A copy of the JOH Purchase, together with all material exhibits, was attached to the 10-SB Registration Statement (the "Registration Statement") of Northport, which has been previously filed with the Securities and Exchange
Commission and is incorporated herein by reference.   The designations,
preferences, limitations, restrictions and relative rights of this class or series of preferred stock are set forth under the caption "Description of Securities," Part I, Item 8, of the Registration Statement, which is incorporated herein by reference.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
-----------------

     The securities that would have been entitled to vote if a meeting was required to be held to effect the Preferred Stock Amendments and Prior Issuances consist of shares of $0.001 par value common stock of Northport. Each share of common stock is entitled to one vote. The number of outstanding shares of common stock at the close of business on the date hereof, the record date for determining stockholders who would have been entitled to notice of and to vote on the proposed amendments to Northport's Articles of Incorporation, is 5,309,402.

Security Ownership of Principal Holders and Management.
------------------------------------------------------

     To the knowledge of management and based upon a review of the stock ledger maintained by Northport's transfer and registrar agent, Atlas Stock Transfer of Salt Lake City, Utah, the following table sets forth the beneficial ownership of persons who own more than five percent of Northport's common stock as of the date hereof, and the share holdings of management, to-wit:

                             Positions                Number and Percentage
Name and Address               Held               of Shares Beneficially Owned
----------------               ----               ----------------------------
Fairfax Industries, Inc.     1,488,000                 28.02%
46641 Arboretum
Plymouth, Michigan 48170

Cenote Plastics                900,000(4)                16.95%
P. O. Box 421812
Del Rio, Texas 78842-1812

Robert L. Michelini             10,089(3)(5)        00.19%
P. O. Box 1438
Del Rio, Texas 78841

Security Ownership of Management.
---------------------------------

          The following table sets forth the share holdings of Northport's directors and executive officers as of the date hereof:

                          Number of Shares      Percentage of
Name and Address         Beneficially Owned         of Class
----------------         ------------------      -------------
[S]                        [C]                    [C]
Robert L. Michelini(1)(3)  1,498,089               28.21%

Bradley D. Osgood (1)       1,488,000               28.02%

Matt Baumgartner(2)    1,081,188           20.36%

Fernando Gonzales   Garza          -0-                    -0-

Len Baker                 -0-                    -0-

      (1) Robert L. Michelini and Bradley D. Osgood each own 40% of Fairfax Industries, Inc. (Fairfax's holdings are included in each person's ownership).

      (2) Matt Baumgartner owns 50% of Cenote Plastics, (Cenote's holdings are included in his ownership), with an additional 10,240 shares in his name, 166,999 in the name of Gecamco International and 3,949 in the name of Gecamex Associates, Inc. and is the beneficial owner of 160,000 shares of Series A Non-Voting Preferred Stock, and these computations do not take into account the shares of common stock of Northport to which this series of preferred stock is convertible. If these underlying shares of common stock are included in Mr. Baumgartner's stock ownership, Mr. Baumgartner would control 23.35% of the Northport's outstanding voting securities.

      (3) Mr. Michelini is the beneficial owner of 95,500 shares of Series A Non-Voting Preferred Stock and these computations do not take into account the shares of common stock of Northport to which this series of preferred stock is convertible; these shares of preferred stock are owned by Mr. Michelini's wife. If these underlying shares of common stock are included in Mr. Michelini's stock ownership, Mr. Michelini would control 30.01% of Northport's outstanding voting securities.

Contractual Arrangements Regarding Changes in Control and Changes in Control Since the Beginning of the Last Fiscal Year
-------------------------------------------

     None.

     Preferred Stock Amendments and Prior Issuances Preferred Stock
     --------------------------------------------------------------

     The Board of Directors and majority stockholders have approved the Preferred Stock Amendments and Prior Issuances to ensure that all previously issued and outstanding classes of preferred stock have been duly authorized and are validly outstanding; the available corporate minutes of Northport do not reflect appropriate stockholder action respecting the authorization of the Board of Directors to set the voting powers, designations, preferences, limitations, restrictions and relative rights of any class or series of authorized preferred stock by resolution, without stockholder approval of an amendment to the Articles of Incorporation.
An amendment to the Articles of Incorporation setting the forth rights, privileges and preferences of the Series A Non-Voting Preferred Stock issued to JOH was filed with the Secretary of State of Nevada, by resolution of the Board of Directors, only, though notations in corporate records reflect that it was approved by persons owing a majority of the outstanding voting securities of Northport. Further, no amendment or resolutions exist that set forth the rights, privileges and preferences of the initial class of preferred stock issued by Northport at or near its inception, of which 5,921 shares are presently outstanding. Management also believes that it is in the best interests of Northport and its stockholders to allow the rights, privileges and preferences of the preferred stock to be set by the Board of Directors because the process of filing an amendment to the Articles of Incorporation every time preferred stock is to be issued is time consuming and expensive, and often, the funding that may have been available if the preferred stock could have been timely issued, is no longer available.

     A Certificate of Amendment will be filed with the Secretary of State of Nevada, reflecting the Preferred Stock Amendments and Prior Issuances, and indicating that the Effective Date of these amendments will be the 21st day following the mailing of a definitive copy of this Information Statement to the stockholders.

                          VOTE REQUIRED FOR APPROVAL

     Section 78.385 of the Nevada Law provides an outline of the scope of amendments that a Nevada corporation can make to its Articles of Incorporation. These include the Preferred Stock Amendments and Prior Issuances as proposed.

     The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390 of the Nevada Law. This Section provides that the proposed amendments must first be adopted by the Board of Directors, submitted to the stockholders for their consideration at a special or annual meeting and must be approved by persons owning a majority of the outstanding voting securities.

     Section 78.320 provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

     The Board of Directors of Northport and persons owning in excess of a majority of the outstanding voting securities of Northport have adopted, ratified and approved the Preferred Stock Amendments and Prior Issuances
(see the heading "Security Ownership of Principal Holders and Management," of the caption "Voting Securities and Principal Holders Thereof," above).
No further votes are required or necessary to effect the proposed amendments.

                             ADDITIONAL INFORMATION

     Additional information concerning Northport, including its annual and quarterly reports for the past twelve months (or such shorter period as it was required to file reports) and its 10-SB Registration Statement, as amended, which have been previously filed with the Securities and Exchange Commission, may be accessed though the EDGAR Archives, at www.sec.gov.

                              BY ORDER OF THE BOARD OF DIRECTORS



November 22, 1999             Robert Michelini,
                              President and Director